Exhibit 99.1

Immersion Corporation Reports Fourth Quarter and Fiscal 2026 Results

Fourth Quarter GAAP Net Income Attributable to Immersion Stockholders of $3.7 million or $0.12 per diluted share

Fourth Quarter Non-GAAP Net Income Attributable to Immersion Stockholders of $9.9 million or $0.30 per diluted share

AVENTURA, FL, July 27, 2026 – Immersion Corporation (“Immersion”, the “Company”, “we”, “us” or “our”) (Nasdaq: IMMR), a premier licensing company of technologies for haptics, reported financial results for the three months and fiscal year ended April 30, 2026 (“fiscal 2026”).

Fourth Quarter of Fiscal 2026 Consolidated Financial Summary(1):

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Total revenues of $270.0 million for the three months ended April 30, 2026, compared to $284.9 million for the three months ended April 30, 2025.
•
GAAP Operating expenses were $77.6 million for the three months ended April 30, 2026, compared to $85.8 million for the three months ended April 30, 2025. Non-GAAP Operating expenses were $83.8 million for the three months ended April 30, 2026, compared to $100.7 million for the three months ended April 30, 2025.
•
GAAP Net income attributable to Immersion stockholders was $3.7 million, or $0.12 per diluted share for the three months ended April 30, 2026, compared to $(17.7) million, or $(0.62) per diluted share, for the three months ended April 30, 2025.
•
Non-GAAP Net income (loss) attributable to Immersion stockholders was $9.9 million, or $0.30 per diluted share, for the three months ended April 30, 2026, compared to $(2.7) million, or $(0.08) per diluted share, for the three months ended April 30, 2025.

Full-Year Fiscal 2026 Consolidated Financial Summary(1):

•
Total revenues of $1.7 billion for the fiscal year ended April 30, 2026, compared to $1.6 billion for the fiscal year ended April 30, 2025.
•
GAAP Operating expenses were $345.4 million for the fiscal year ended April 30, 2026, compared to $313.7 million for the fiscal year ended April 30, 2025. Non-GAAP Operating expenses were $401.6 million for the fiscal year ended April 30, 2026, compared to $365.7 million for the fiscal year ended April 30, 2025.
•
GAAP Net income attributable to Immersion stockholders was $4.5 million, or $0.14 per diluted share for the fiscal year ended April 30, 2026, compared to $64.3 million, or $1.90 per diluted share, for the fiscal year ended April 30, 2025.
•
Non-GAAP Net income attributable to Immersion stockholders was $60.8 million, or $1.84 per diluted share, for the fiscal year ended April 30, 2026, compared to $116.3 million, or $3.52 per diluted share, for the fiscal year ended April 30, 2025.

(1)On June 10, 2024, the Company closed certain transactions with Barnes & Noble Education, Inc. (“Barnes & Noble Education”). As part of the transactions, the Company acquired 42% of all outstanding common shares of Barnes & Noble Education, as well as control over Barnes & Noble Education through the five Immersion-appointed board seats. As of April 30, 2026, Immersion’s stock ownership had reduced to 32.6% as a result of additional issuances of Barnes & Noble Education’s common stock to noncontrolling stockholders. The financial information presented in this press release includes the consolidated financial information of Barnes & Noble Education for the fiscal year ended April 30, 2026 and the period from June 10, 2024 to April 30, 2025. The Company owns approximately 11.2 million shares of Barnes & Noble Education’s common stock.

Eric Singer, Chairman and Chief Executive Officer, stated, “We are pleased to report our latest financial results. Over the past year, our ability to communicate with shareholders has been constrained, making this an unusual period for the Company. Throughout that time, however, our priorities have remained unchanged: protecting and monetizing our intellectual property portfolio, allocating capital thoughtfully, and creating long-term shareholder value.

“We are pleased with the value created to date through our investment in Barnes & Noble Education. Barnes & Noble Education recently initiated a quarterly dividend of $0.08 per share, reflecting its confidence in its business prospects. In addition to our other cash and investments, Immersion owns more than 11 million shares of Barnes & Noble Education,” Singer continued.

“We will remain focused on managing our business and assets while allocating capital thoughtfully,” Singer added. “Since initiating our dividend program in January 2023, Immersion has paid or declared approximately $1.01 per share in dividends to shareholders. At recent trading levels for Immersion shares, we expect to continue emphasizing regular quarterly dividends and periodic special dividends rather than aggressive share repurchases. Currently, the Company has $39.3 million available for repurchase under the stock repurchase program.”

“Immersion’s insiders continue to own a significant equity stake in the Company, and our interests remain closely aligned with those of our fellow shareholders as we seek to grow the Company’s shareholder equity over the long term,” Singer concluded.

In December 2025, Immersion increased the quarterly dividend from $0.045 per share to $0.075 per share. The third quarterly dividend since such increase, in the amount of $0.075 per share, will be paid on July 31, 2026, to stockholders of record on July 20, 2026. Immersion has distributed 15 consecutive quarterly dividends to its shareholders. Future quarterly dividends will be subject to further review and approval by the Board in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

The financial information presented in this press release includes the consolidated financial information of Barnes & Noble Education for the fiscal year ended May 2, 2026 and for the period from June 10, 2024 to May 3, 2025.

About Immersion Corporation

Immersion Corporation (Nasdaq: IMMR) was incorporated in 1993 in California and reincorporated in Delaware in 1999.

The Company is a leading provider of touch feedback technology, also known as haptics. The Company accelerates and scales haptic experiences by providing haptic technology for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

On June 10, 2024, we acquired a controlling interest in Barnes & Noble Education. Barnes & Noble Education is a contract operator of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. Barnes & Noble Education is also a textbook wholesaler and inventory management hardware and software providers. Barnes & Noble Education operates physical, virtual, and custom bookstores, delivering essential educational content, tools, and general merchandise within a dynamic omnichannel retail environment.

Use of Non-GAAP Financial Measures

The Company reports all required financial information in accordance with generally accepted accounting principles (“GAAP”), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. The Company discloses certain non-GAAP information, such as Non-GAAP Net income (loss) attributable to Immersion stockholders, Non-GAAP Net income (loss) per diluted common share attributable to Immersion stockholders, and Non-GAAP Operating expenses because it is useful in understanding the Company’s performance as it excludes certain non-cash expenses like stock-based compensation, depreciation and amortization expense, impairment loss, other (income) expense, and other nonrecurring charges that many investors feel may obscure the Company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal of license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term stockholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for fiscal 2026 as filed with the U.S. Securities and Exchange Commission (the “SEC”), and Barnes & Noble Education’s Annual Report on Form 10-K for its fiscal year ended May 2, 2026 as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and the Company does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All the other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

IMMERSION CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)	April 30, 2026	April 30, 2025
ASSETS
Immersion
Cash and cash equivalents	$129,868	$63,550
Investments – current	42,168	88,789
Accounts receivable, net	2,112	2,767
Prepaid expenses and other current assets	16,540	11,331
	190,688	166,437
Barnes & Noble Education
Cash and cash equivalents	8,418	9,058
Accounts receivable, net	116,526	98,075
Merchandise inventories, net	298,347	299,564
Textbook rental inventories, net	27,035	26,439
Prepaid expenses and other current assets	34,138	32,250
	484,464	465,386
Total Current Assets	675,152	631,823
Immersion
Property and equipment, net	57	113
Investments – noncurrent	—	13,880
Long-term deposits	188	6,188
Other assets – noncurrent	19,917	27,362
	20,162	47,543
Barnes & Noble Education
Property and equipment, net	68,160	95,702
Intangible assets, net	87,733	91,581
Goodwill	69,162	69,162
Operating lease right-of-use assets	122,238	155,281
Other assets - noncurrent	9,735	11,181
	357,028	422,907
Total Assets	$1,052,342	$1,102,273

IMMERSION CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)	April 30, 2026	April 30, 2025
LIABILITIES AND STOCKHOLDERS’ EQUITY
Immersion
Accounts payable	$16	$13
Accrued compensation	41	343
Deferred revenue – current	2,926	2,938
Other current liabilities	12,379	10,240
	15,362	13,534
Barnes & Noble Education
Accounts payable	135,564	148,848
Accrued liabilities	64,522	44,295
Deferred revenue – current	10,419	10,411
Operating lease liabilities – current	67,484	48,796
	277,989	252,350
Total Current Liabilities	293,351	265,884
Immersion
Deferred revenue – noncurrent	2,864	5,790
Deferred income taxes – noncurrent	14,177	11,034
Other long-term liabilities	11,726	13,344
	28,767	30,168
Barnes & Noble Education
Deferred income taxes – noncurrent	2,225	4,193
Operating lease liabilities – noncurrent	84,197	121,093
Deferred revenue – noncurrent	2,774	3,155
Other long-term liabilities	2,623	15,987
Long-term borrowings	71,000	103,098
	162,819	247,526
Total Liabilities	484,937	543,578
Stockholders’ Equity
Common stock – $0.001 per share par value; 100,000,000 shares authorized; 50,374,852 and 33,125,749 shares issued and outstanding, respectively, at April 30, 2026; 49,433,320 and 32,502,969 shares issued and outstanding, respectively, at April 30, 2025	50	49
Additional paid-in capital	379,644	374,327
Accumulated other comprehensive income (loss)	122	535
Accumulated earnings (deficit)	31,165	34,691
Treasury stock – 17,249,103 and 16,930,351 shares, respectively, at cost	(113,816)	(111,477)
Total Stockholders’ Equity Attributable to Immersion Corporation Stockholders	297,165	298,125
Noncontrolling interest in consolidated subsidiaries	270,240	260,570
Total Stockholders’ Equity	567,405	558,695
Total Liabilities and Stockholders’ Equity	$1,052,342	$1,102,273

IMMERSION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended April 30,		Fiscal Years Ended April 30,
(In thousands, except per share data)	2026	2025	2026	2025
REVENUES
Immersion
Royalty and license	$2,896	$3,084	$15,924	$74,073
Barnes & Noble Education
Product and other	220,150	232,982	1,564,365	1,342,437
Rental income	46,954	48,810	150,405	139,366
	267,104	281,792	1,714,770	1,481,803
Total revenues	270,000	284,876	1,730,694	1,555,876
COST OF SALES (excludes depreciation and amortization expense)
Barnes & Noble Education
Product and other cost of sales	162,808	176,125	1,279,860	1,048,829
Rental cost of sales	22,328	24,166	79,551	75,346
Total cost of sales	185,136	200,291	1,359,411	1,124,175
OPERATING EXPENSES
Immersion
Selling and administrative expenses	2,924	3,171	12,153	25,757
Barnes & Noble Education
Selling and administrative expenses	70,854	72,210	288,487	252,754
Depreciation and amortization expense	10,939	10,647	42,499	35,274
Impairment loss	4,071	—	5,089	1,247
Other (income) expense	(11,150)	(237)	(2,859)	(1,351)
	74,714	82,620	333,216	287,924
Total operating expenses	77,638	85,791	345,369	313,681
Operating Income (Loss)	7,226	(1,206)	25,914	118,020
Interest income and other income (expense), net	4,468	(13,506)	12,317	15,533
Interest expense	2,436	3,180	12,202	14,261
Income (Loss) Before Income Taxes	9,258	(17,892)	26,029	119,292
Income tax benefit (expense)	(3,078)	(8,341)	(16,816)	(25,710)
Net Income (Loss)	6,180	(26,235)	9,213	93,582
Less: Net income (loss) attributable to noncontrolling interest	2,451	(8,577)	4,689	29,298
Net Income (Loss) Attributable to Immersion Stockholders	$3,729	$(17,658)	$4,524	$64,284

Earnings Per Common Share Attributable to Immersion stockholders
Basic	$0.12	$(0.62)	$0.14	$1.94
Diluted	$0.12	$(0.62)	$0.14	$1.90
Weighted Average Common Shares Outstanding
Basic	33,070	32,408	32,864	32,219
Diluted	33,134	32,408	33,127	33,003

Immersion Corporation

Reconciliation of GAAP Net Income (Loss) Attributable to Immersion Stockholders to Non-GAAP Net Income (Loss) Attributable to Immersion Stockholders

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended April 30,		Fiscal Years Ended April 30,
	2026	2025	2026	2025
GAAP Net income (loss) attributable to Immersion stockholders (1)	$3,729	$(17,658)	$4,524	$64,284
Adjustments to GAAP Net income (loss) attributable to Immersion stockholders:
Stock-based compensation	1,813	4,309	10,768	13,689
Depreciation and amortization expense	10,965	10,672	42,602	35,373
Impairment loss	4,071	—	5,089	1,247
Other (income) expense (2)	(11,150)	(237)	(2,859)	(1,351)
Incremental operating costs incurred due to BNED acquisition	470	133	659	2,960
Other nonrecurring charges	—	34	20	73
Non-GAAP Net Income (Loss) Attributable to Immersion Stockholders	$9,898	$(2,747)	$60,803	$116,275
Non-GAAP Net Income (Loss) Per Diluted Common Share Attributable to Immersion Stockholders	$0.30	$(0.08)	$1.84	$3.52
Weighted-Average Common Shares Outstanding - Diluted	33,134	33,045	33,127	33,003

(1) The financial information presented includes the consolidated financial information of Barnes & Noble Education for the fiscal year ended May 2, 2026 and for the period from June 10, 2024 to May 3, 2025. For purposes of these consolidated financial statements, the results of Barnes & Noble Education herein have been aligned to the Company’s reporting periods.

(2) During the three months ended April 30, 2026, the Company recognized income of approximately $12.6 million related to the resolution of its participation interest purchase agreement associated with the Visa/Mastercard interchange litigation. The income represents the recognition of previously deferred amounts upon settlement of the underlying litigation.

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended April 30,		Fiscal Years Ended April 30,
	2026	2025	2026	2025
GAAP Operating expenses (1)	$77,638	$85,791	$345,369	$313,681
Adjustments to GAAP Operating expenses:
Stock-based compensation	1,813	4,309	10,768	13,689
Depreciation and amortization expense	10,965	10,672	42,602	35,373
Impairment loss	4,071	—	5,089	1,247
Other (income) expense (2)	(11,150)	(237)	(2,859)	(1,351)
Incremental operating costs incurred due to BNED acquisition	470	133	659	2,960
Other nonrecurring charges	—	34	20	73
Non-GAAP Operating expense	$83,807	$100,702	$401,648	$365,672

(1) The financial information presented includes the consolidated financial information of Barnes & Noble Education for the fiscal year ended May 2, 2026 and for the period from June 10, 2024 to May 3, 2025. For purposes of these consolidated financial statements, the results of Barnes & Noble Education herein have been aligned to the Company’s reporting periods.

(2) During the three months ended April 30, 2026, the Company recognized income of approximately $12.6 million related to the resolution of its participation interest purchase agreement associated with the Visa/Mastercard interchange litigation. The income represents the recognition of previously deferred amounts upon settlement of the underlying litigation.

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com